UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2021
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Cable One, Inc.

(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2021, the Compensation and Talent Management Committee of the Board of Directors of Cable One, Inc. (the “Company”) approved the adoption of the Cable One, Inc. 2022 Senior Executive Severance Pay Plan (the “Plan”) effective as of January 1, 2022. The Plan was adopted in order to enhance the overall competitiveness of the Company’s executive compensation program.

The Plan covers senior executives of the Company, including the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other named executive officers, and will provide for severance payments in the event of a termination of employment that constitutes a “Qualifying Event” (as defined in the Plan) that occurs during the period commencing three months prior to the date upon which a “Change of Control” (as defined in the Plan) occurs and ending eighteen months following the date upon which the Change of Control occurred. Benefits under the Plan are subject to a “double trigger” because both a Change of Control and an involuntary termination of the participant’s employment must occur in order for the participant to qualify for benefits. The Plan does not provide for any excise tax gross-up provisions.

If benefits under the Plan are triggered: (i) the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer would be entitled to receive a lump sum cash payment equal to 2.5 times such officer’s base salary and target annual cash incentive bonus; and (ii) the Company’s other named executive officers would be entitled to receive a lump sum cash payment equal to two times their base salary and target annual cash incentive bonus. Additionally, Plan participants would be entitled to receive a pro-rated annual cash incentive bonus payment at target for the year in which their termination occurs and a lump sum cash payment equal to eighteen times the monthly premium required to continue group health care coverage based on monthly COBRA premiums in effect at the time of termination of employment.

Any benefits payable under the Plan are subject to execution of an agreement by the Plan participant releasing claims against the Company. Under the terms of the plan, Participants are also obligated to comply with the non-compete, non-solicitation and other restrictive covenants set forth in the Company’s Clawback Policy, equity award agreements and any other agreements between the participant and the Company. Under the terms of the Plan, a participant that violates such covenants would be obligated to repay their Plan benefits to the Company and would forfeit all unpaid benefits under the Plan.

The foregoing summary is qualified in its entirety by the Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Cable One, Inc. 2022 Senior Executive Severance Pay Plan.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Senior Vice President, General Counsel and Secretary

Date: January 3, 2022